Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

UMB BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

44-0194180

(I.R.S. Employer Identification No.)

1010 Grand Blvd. Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)

David Massa

UMB BANK, NATIONAL ASSOCIATION

100 William Street, Suite 1850

New York, NY 10038

(646) 650-3790

(Name, address and telephone number of agent for service)

BGC Group, Inc.

(Exact name of obligor as specified in its charter)

Delaware	86-3748217
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

499 Park Avenue New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Debt Securities

(Title of the indenture securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

The Comptroller of the Currency

Mid-Western District

2345 Grand Avenue, Suite 700

Kansas City, Missouri 64108

Federal Reserve Bank of Kansas City

Federal Reserve P.O. Station

Kansas City, Missouri 64198

Supervising Examiner

Federal Deposit Insurance Corporation

720 Olive Street, Suite 2909

St. Louis, Missouri 63101

b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

Items 3-15.	Items 3-15 are not applicable because, to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS. List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	Articles of Association of the Trustee (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-74008).

2.	Certificate of Authority from the Comptroller of the Currency evidencing a change of the corporate title of the Association (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-74008).

3.

Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers and a letter evidencing a change of the corporate title of the Association (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-74008).

4.	Bylaws, as amended, of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-74008).

5.	Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Registration Statement No. 333-74008).

7.	Report of Condition of the Trustee as of June 30, 2023 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, UMB BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of New York, State of New York on the 22nd day of August, 2023.

UMB BANK, NATIONAL ASSOCIATION

By:	/s/ David Massa
David Massa
Senior Vice President

Exhibit 7

(See Attached)

Umb Bank, National Association—FDIC Certificate Number: 8273 Submitted to CDR on 07/26/2023 at 12:16 PM Consolidated Report of Condition for Insured Banks FFIEC 031 Page 17 of 89 and Savings Associations for June 30, 2023 RC-1 All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter. Schedule RC—Balance Sheet Dollar Amounts in Thousands RCFD Amount Assets 1. Cash and balances due from depository institutions (from Schedule RC-A): a. Noninterest-bearing balances and currency and coin (1) . 0081 449,672 1.a. b. Interest-bearing balances (2) 0071 3,339,906 1.b. 2. Securities: a. Held-to-maturity securities (from Schedule RC-B, column A) (3) . JJ34 5,807,763 2.a. b. Available-for-sale debt securities (from Schedule RC-B, column D) . 1773 6,668,585 2.b. c. Equity securities with readily determinable fair values not held for trading (4) . JA22 10,400 2.c. 3. Federal funds sold and securities purchased under agreements to resell: a. Federal funds sold RCON B987 10,000 3.a. b. Securities purchased under agreements to resell (5,6) . RCFD B989 309,838 3.b. 4. Loans and lease financing receivables (from Schedule RC-C): RCFD a. Loans and leases held for sale 5369 3,819 4.a. b. Loans and leases held for investment . B528 22,483,542 4.b. c. LESS: Allowance for loan and lease losses (7) . 3123 222,161 4.c. d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c) . B529 22,261,381 4.d. 5. Trading assets (from Schedule RC-D) . 3545 28,147 5. 6. Premises and fixed assets (including capitalized leases) 2145 212,413 6. 7. Other real estate owned (from Schedule RC-M) 2150 0 7. 8. Investments in unconsolidated subsidiaries and associated companies . 2130 0 8. 9. Direct and indirect investments in real estate ventures 3656 0 9. 10. Intangible assets (from Schedule RC-M). . 2143 242,387 10. 11. Other assets (from Schedule RC-F) (6) . 2160 1,631,713 11. 12. Total assets (sum of items 1 through 11) . 2170 40,976,024 12. Liabilities 13. Deposits: RCON a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, Part I) 2200 33,660,048 13.a. (1) Noninterest-bearing (8) RCON 6631 12,261,680 13.a.1. (2) Interest-bearing RCON 6636 21,398,368 13.a.2. b. In foreign offices, Edge and Agreement subsidiaries, and IBFs RCFN (from Schedule RC-E, Part II) 2200 0 13.b. (1) Noninterest-bearing . RCFN 6631 0 13.b.1. (2) Interest-bearing RCFN 6636 0 13.b.2. 14. Federal funds purchased and securities sold under agreements to repurchase: a. Federal funds purchased in domestic offices (9) RCON B993 73,981 14.a. b. Securities sold under agreements to repurchase (10) . RCFD B995 1,976,602 14.b. 15. Trading liabilities (from Schedule RC-D) . RCFD 3548 0 15. 16. Other borrowed money (includes mortgage indebtedness) (from Schedule RC-M) RCFD 3190 1,800,000 16. 1 Includes cash items in process of collection and unposted debits. 2 Includes time certificates of deposit not held for trading. 3 Institutions that have adopted ASU 2016-13 should report in item 2.a amounts net of any applicable allowance for credit losses, and item 2.a should equal Schedule RC-B, item 8, column A, less Schedule RI-B, Part II, item 7, column B. 4 Item 2.c is to be completed by all institutions. See the instructions for this item and the Glossary entry for “Securities Activities” for further detail on accounting for investments in equity securities. 5 Includes all securities resale agreements, regardless of maturity. 6 Institutions that have adopted ASU 2016-13 should report in items 3.b and 11 amounts net of any applicable allowance for credit losses. 7 Institutions that have adopted ASU 2016-13 should report in item 4.c the allowance for credit losses on loans and leases. 8 Includes noninterest-bearing, demand, time, and savings deposits. 9 Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.” 10 Includes all securities repurchase agreements, regardless of maturity. Reporting Period: June 30, 2023 July 26, 2023 2:16 PM

Umb Bank, National Association—FDIC Certificate Number: 8273 Submitted to CDR on 07/26/2023 at 12:16 PM FFIEC 031 Schedule RC—Continued Page 18 of 89 RC-2 Dollar Amounts in Thousands RCFD Amount Liabilities—continued 17. and 18. Not applicable 19. Subordinated notes and debentures (1) 3200 0 19. 20. Other liabilities (from Schedule RC-G) . 2930 591,721 20. 21. Total liabilities (sum of items 13 through 20) 2948 38,102,352 21. 22. Not applicable Equity Capital Bank Equity Capital 23. Perpetual preferred stock and related surplus 3838 0 23. 24. Common stock . 3230 21,250 24. 25. Surplus (excludes all surplus related to preferred stock) . 3839 1,059,822 25. 26. a. Retained earnings 3632 2,482,517 26.a. b. Accumulated other comprehensive income (2) . B530 (689,917) 26.b. c. Other equity capital components (3) A130 0 26.c. 27. a. Total bank equity capital (sum of items 23 through 26.c) 3210 2,873,672 27.a. b. Noncontrolling (minority) interests in consolidated subsidiaries 3000 0 27.b. 28. Total equity capital (sum of items 27.a and 27.b) G105 2,873,672 28. 29. Total liabilities and equity capital (sum of items 21 and 28) 3300 40,976,024 29. Memoranda To be reported with the March Report of Condition. 1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external RCFD Number auditors as of any date during 2022 . 6724 NR M.1. 1a = An integrated audit of the reporting institution’s financial 2b = An audit of the reporting institution’s parent holding statements and its internal control over financial reporting company’s consolidated financial statements only conducted in conducted in accordance with the standards of the American accordance with the auditing standards of the AICPA or the Institute of Certified Public Accountants (AICPA) or the Public PCAOB by an independent public accountant that submits Company Accounting Oversight Board (PCAOB) by an indepen- a report on the consolidated holding company (but not on dent publicaccountant that submits a report on the institution the institution separately) 1b = An audit of the reporting institution’s financial statements only 3 = This number is not to be used conducted in accordance with the auditing standards of the 4 = Directors’ examination of the bank conducted in accordance AICPA or the PCAOB by an independent public accountant that with generally accepted auditing standards by a certified public submits a report on the institution accounting firm (may be required by state-chartering authority) 2a = An integrated audit of the reporting institution’s parent 5 = Directors’ examination of the bank performed by other external holding company’s consolidated financial statements and its auditors (may be required by state-chartering authority) internal control over financial reporting conducted in 6 = Review of the bank’s financial statements by external auditors accordance with the standards of the AICPA or the PCAOB by 7 = Compilation of the bank’s financial statements by external an independent public accountant that submits a report on the auditors consolidated holding company (but not on the 8 = Other audit procedures (excluding tax preparation work) institution separately) 9 = No external audit work To be reported with the March Report of Condition. RCON Date 2. Bank’s fiscal year-end date (report the date in MMDD format) 8678 NR M.2. 1 Includes limited-life preferred stock and related surplus. 2 Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other postretirement plan adjustments. 3 Includes treasury stock and unearned Employee Stock Ownership Plan shares. Reporting Period: June 30, 2023 July 26, 2023 2:16 PM